UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2020

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 303-4651

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On December 30, 2020, Surgalign Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission (“SEC”) to reflect certain retrospective revisions for discontinued operations and changes in reportable segments that were made to the consolidated financial statements of the Company in its Annual Report on Form 10-K for the year ended December 31, 2019 that was previously filed with the SEC on June 8, 2020. This Current Report on Form 8-K/A is being filed solely to amend Exhibit 99.1 to the Original Form 8-K to correct errors in values included in the reconciliation table under the heading “Non-GAAP Financial Measures” and in the covenant calculation table under the heading “Liquidity and Capital Resources” in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Original Form 8-K. Except as disclosed in this Form 8-K/A, all other information in the Original Form 8-K (including the exhibits thereto) remains unchanged.

Item 8.01	Other Events

The reconciliation table included under the heading “Non-GAAP Financial Measures” in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.1 to the Original Form 8-K is hereby updated and restated in its entirety by the below table.

To supplement our consolidated financial statements presented on a GAAP basis, we disclose non-GAAP net income applicable to common shares and non-GAAP gross profit adjusted for certain amounts. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net income applicable to common shares is based upon our US federal and estimated blended state tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating non-GAAP net income applicable to common shares. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP measures are included in the reconciliations below:

	For the Year Ended December 31,
	2019	2018	2017
Net loss from continuing operations, as reported	$(248,778)	$(49,649)	$(44,404)
Severance and restructuring costs	—	773	8,522
Executive transition costs	—	—	2,818
Gain on acquisition contingency	(76,033)	—	—
Asset impairment and abandonments	97,341	5,070	442
Goodwill Impairment	140,003	—	—
Inventory purchase price adjustment	3,225	594	—
Inventory write-off	361	7,582	—
Acquisition and integration expenses	13,999	4,928	630
Net change in valuation allowance	48,637	(2,113)	159
Tax effect on new tax legislation	—	(650)	2,187
Tax effect on other adjustments	(27,017)	(3,769)	(3,326)
Non-GAAP net (loss) income applicable to common shares, adjusted	$(48,262)	$(37,234)	$(32,972)

The covenant calculation table included under the heading “Liquidity and Capital Resources” in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.1 to the Original Form 8-K is hereby updated and restated in its entirety by the below table.

Credit Facility	Balance as of 12/31/2019 (000s)	Financial Covenant	Measurement Period	Financial Covenant Required	Financial Covenant Metric as of 12/31/2019	Financial Covenant Metric as of 3/31/2020
JPM Revolver	$71,000	Fixed Charge Coverage Ratio	Quarterly	>1.00:1.00	1.88:1.00	1.32:1.00
Ares Term Loan	$104,406	Fixed Charge Coverage Ratio	Quarterly	>0.91:1.00	1.88:1.00	1.32:1.00
Ares Term Loan	$104,406	Total Net Leverage Ratio*	Quarterly	<5.00:1.00	4.96:1.00	5.65:1.00

*

As described in the Note 18 - Short and Long-Term Obligations - to the consolidated financial statements, the Ares Term Loan agreement steps down the original 9.00 : 1.00 Total Net Leverage Ratio each quarter, ending at a 3.50:1.00 ratio on September 30, 2021. The required ratio at December 31, 2019 was 5.00:1.00. At March 31, 2020 and June 30, 2020, the required ratio is 5.75:1.00 per the terms of the 2019 Credit Agreement.

Additionally, Exhibit 99.1 to the Original Form 8-K mistakenly referenced the Company’s leverage ratio as of December 31, 2019 as being 5.51:1. Such referenced ratio is hereby updated and replaced with 4.96:1.

Except as set forth above, Exhibit 99.1 to the Original Form 8-K remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: January 25, 2021	By:	/s/ Joshua H. DeRienzis
	Name:	Joshua H. DeRienzis
	Title:	General Counsel and Corporate Secretary